                                                                   EXHIBIT 5.1

                 [LETTERHEAD OF CONNER & WINTERS APPEARS HERE]

                                 May 12, 1997


ADDvantage Media Group, Inc.
5100 East Skelly Drive, Meridian Tower, Suite 1080
Tulsa, Oklahoma  74135
(918) 665-8414

     Re: ADDvantage Media Group, Inc.; Form S-3 Registration Statement Our File No. 3963.37
               ------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to ADDvantage Media Group, Inc. (the "Company") in connection with the Form S-3 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the proposed reoffer and resale from time to time by certain Selling Stockholders (as defined in the Registration Statement) of up to 600,000 shares of the Company's common stock, par value $.01 per share ("Common Stock"), including up to 50,000 shares of Common Stock by L.G. Zangani, Inc. ("Zangani") that Zangani may acquire upon the exercise of a warrant previously issued by the Company to Zangani ("Warrant").

     In reaching the conclusions expressed in this opinion, we have (a) examined such corporate records, certificates of officers, other documents, and questions of law as we have considered necessary or appropriate, (b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals from which all such copies were made.

     On the basis of such examination and review, we are of the opinion that (a) the 50,000 shares issuable upon exercise of the Warrant have been duly authorized and, if and when issued, delivered and paid for pursuant to the terms of the Warrant, will constitute validly issued, fully paid and non-assessable shares of Common Stock, and (b) the remaining 550,000 shares covered by the Registration Statement are validly issued, fully paid, and non-assessable shares of Common Stock.

May 12, 1997
Page 2

     We consent to the reference to our firm under the heading "Legal Opinion" and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                 Very truly yours,

                                 CONNER & WINTERS,
                                 A Professional Corporation

                                 /s/ Conner & Winters